SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C.  20549


              ______________________________________

                             FORM 8-K


                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


                        December 8, 1995

Date of Report (Date of earliest event reported)


                       TRIDEX CORPORATION
       (Exact name of registrant as specified in its charter)


                            Connecticut
                     (commission File Number)

1-5513                                       06-0682273
(Commission File Number)          (IRS Employer Identification No.)

                61 Wilton Road, Westport, CT  06880
             (Address of principal executive offices)


                          (203) 226-1144
       (Registrant's telephone number, including area code)


                                 N/A
  (Former name or former address, if changed since last report.)


Item 5. Other Events

    On December 18, 1995, Tridex Corporation (the "Company") received notice of a decision rendered against the Company by the Superior Court of Connecticut in litigation between the Company and a former landlord, Tridex Corporation v. Gorham Island Associates, Superior Court, Judicial District of Stamford/Norwalk, CV 93 135246 (Dec. 12. 1995). The Court awarded damages of approximately $988,000, which includes back rent charges, interest and attorney's fees. As previously disclosed, based on the advice of counsel in this matter, the Company anticipated either a favorable outcome or modest damages, if any. The Company believes the case was not correctly decided and intends to file an appeal. The Company has not yet determined the extent of the charge which will be required to be recorded in the current quarter. However, if the Company is required to pay all or a substantial portion of the judgment, the Company believes that payment will not materially affect the Company's ability to finance its business operations.

Item 8. Change in Fiscal Year

    On December 8, 1995, the Board of Directors of the Company voted to change the Company's fiscal year. The Company's new fiscal year will end on December 31. A report covering the nine months ended December 31, 1995, will be filed on Form 10-K.


                           SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                TRIDEX CORPORATION
                                (Registrant)


                                By: /s/ Seth M. Lukash
                                    Seth M. Lukash
                                    Chairman of the Board and
                                    Chief Executive Officer

Dated:  December 22, 1995





                                  December 26, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Ladies and Gentlemen:

    Pursuant to the Regulations of the Securities and Exchange Commission ("SEC"), submitted herewith for filing on behalf of Tridex Corporation (the "Company") is a Current Report on Form 8-K dated and executed September 22, 1995. This filing is being effected by direct transmission on the EDGAR System. The Company's SEC file number is 1-5513; its Central Index Key (CIK) is 47254.


                                Sincerely yours,



                                Michael S. McSherry


MSM:lcm
Enclosure